UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2023

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Suite 1400

San Francisco, California 94104

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, in response to extensive stockholder feedback described below, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunrun Inc. (the “Company”) approved certain long-term performance-based restricted stock units to each of the Company’s current named executive officers (“NEOs”) to further align the Company’s executive compensation structure with key stockholder priorities and to incentivize transformative performance through aggressive and challenging cash generation and share price targets as described below (the “Stockholder Vision Alignment PSUs” or the “PSUs”).

Background: Stockholder Alignment & the Company’s Response to the Company’s 2023 Say-on-Pay Resolution

At the Company’s June 2023 annual meeting of stockholders, the Company’s Say-on-Pay proposal received a vote of 68.2% cast in support. During 2023, the Company has embarked on an expanded and rigorous stockholder engagement campaign, meeting with over 200 stockholders, including over a dozen specific engagements on the Company’s compensation practices. The Company offered engagement opportunities with all 50 of its largest stockholders, which represented over 80% of its outstanding shares. In general, the Company’s stockholders expressed a desire for:

•	Performance-based equity to be a larger component of overall equity grants;

•	Compensation structures to specifically incentivize cash generation; and

•	Compensation structures to specifically incentivize material stock price appreciation.

In response to this stockholder feedback, the Committee worked with the Company’s independent compensation consultant to design a performance-based equity program that would address all three of these goals, as well as simultaneously:

•	Respond to stockholder feedback;

•	Incentivize significant, sustained cash generation;

•	Incentivize material, sustained and long-term stock price appreciation;

•	Align executives with key stockholder priorities;

•	Support retention of the executive team that is leading this transition; and

•	Drive transformative performance through aggressive and challenging targets over a multi-year period.

As a result, on August 29, 2023, after multiple meetings and extensive discussions, the Committee approved the one-time Stockholder Vision Alignment PSUs, which were specifically designed to achieve these objectives. The Committee selected cash generation and stock price appreciation as the performance measures in response to stockholder feedback and because these metrics are key drivers of the Company’s long-term strategy. Through the Company’s engagement efforts, stockholders have also indicated the importance of these metrics. These metrics further align the NEO incentives with those of the Company’s stockholders, and the Committee believes that the performance metrics for these Stockholder Vision Alignment PSUs are achievable only if the executive team delivers exceptional business results over an extended period of time.

Structure and Terms of the Stockholder Vision Alignment PSU Awards

Pursuant to the terms of the Stockholder Vision Alignment PSUs, each NEO (each a “Participant” and collectively, the “Participants”) was granted a target number of PSUs, which are subject to two performance-based conditions, both of which must be satisfied in order for any PSUs to vest; additionally, even if both performance-based conditions are met, vesting of the PSUs is further conditioned on a time-based vesting condition. The two performance-based conditions are (a) the Company’s achievement of cash generation per diluted share (“Cash Generation per Diluted Share”) goals and (b) achieving certain Company stock price levels (“Stock Price Attainment”) over a three-year performance period. Once the Committee certifies the number of PSUs, if any, that satisfied the performance conditions (“Earned PSUs”), 50% of the Earned PSUs shall vest on the certification date which is expected to occur in 2027, and the remaining 50% of the Earned PSUs shall vest a year later in 2028, in each case, conditioned upon the Participant remaining in continuous service to the Company on each vesting date.

The rationale for the material features of the PSUs is set forth below:

Element	Rationale
Stock Price Attainment Requirement

•  As of August 28, 2023, achievement of the threshold ($45), target ($60), and maximum stock price targets ($100) represent a 222%, 329%, and 616% increase in the Company’s stock price, respectively

•  Directly reflects sustained and ambitious equity value creation by establishing rigorous stock price goals above the grant price

•  Even if the Company’s stock price appreciates and stock price targets are achieved, there is no payout if the stock price is not coupled with extraordinary Cash Generation per Diluted Share

•  Aligns the interests of NEOs with the interests of the Company’s stockholders by creating significant returns that the Company believes would be far in excess of the Company’s cost of equity

•  Ensures the stock price level is achieved and sustained for a prolonged period (50 trading days at the end of the performance period) to avoid achievement solely based on temporary volatility or other such technical factors; furthermore, vesting requires continued service beyond the end of the measurement period to incentivize continued alignment beyond the end of the performance period

Cash Generation Requirement

•  Even if the Cash Generation per Diluted Share targets are achieved, there is no payout if the stock price is not coupled with the extraordinary stock price appreciation targets

•  The Cash Generation per Diluted Share targets align with the Company’s long-term growth objectives

•  The “Cash Generation” portion of Cash Generation per Diluted Share is calculated based on GAAP financial measures, and not subject to any adjustments based on management discretion

•  Cash Generation per Diluted Share incorporates diluted share count each year in the calculation, to align both aggregate cash performance but also ensure alignment to generate value on a per share basis

Multi-Year Performance Period Ending Fiscal 2026	• Promotes long-term stock price growth and value creation • Aligns the interests of participating NEOs with the interests of stockholders

Additional Post-Performance Period Time-Based Vesting Requirement

•  Promotes long-term retention, as no PSUs vest prior to the completion of the additional time-based vesting following the three-year performance period

•  Aligns the interests of participating NEOs with the interests of the Company’s stockholders

Cash Generation Performance Condition

The first performance-based vesting condition is based on the Company’s achievement of Cash Generation per Diluted Share goals over the three calendar year period of 2024 through 2026 (the “Performance Period”). Cash Generation per Diluted Share is measured annually and the three annual measurements are added together to determine aggregate achievement over the Performance Period. The Cash Generation per Diluted Share goals specify threshold (50%), target (100%), and maximum (200%) levels of performance based on a Cash Generation per Diluted Share of $2.00, $3.50, and $6.50, respectively, with results in between each level determined by linear interpolation (“Cash Generation Achievement”).

“Cash Generation” is calculated using reported GAAP financials on an annual basis. The calculation is performed by measuring the change in the Company’s unrestricted cash balance between the start of the year and the end of the year from its consolidated balance sheet, less net proceeds (or plus net repayments) from all recourse debt (inclusive of convertible debt), and less any primary equity issuances or net proceeds derived from employee stock award activity (or plus any stock buybacks or dividends paid to common stockholders) as presented on the Company’s consolidated statement of cash flows. The Company expects to continue to raise tax equity and asset-level non-recourse debt to fund growth, and as such, these sources of cash are included in the definition of Cash Generation. Cash Generation also excludes long-term asset or business divestitures and equity investments in external non-consolidated businesses (or less dividends or distributions received in connection with such equity investments), such as the Company’s prior investments in Lunar Energy. There are no adjustments at management’s discretion. The Board may, at its discretion, adjust the calculation if the Company pursues extraordinary activities, as is customary for such awards; for instance, adjusting for a transaction that impacts the consolidated accounting treatment of the majority of funds.

“Diluted share count” is derived using a treasury method approach at the end of the calendar year and excludes the dilutive effect of the Company’s current convertible debt assuming the stock price is below the conversion price. The inclusions and exclusions from Cash Generation are a result of direct feedback from stockholders and all inputs are included in the Company’s GAAP financial statements.

“Cash Generation per Diluted Share” is derived by taking “Cash Generation” for a given year and dividing by the “Diluted share count” at the end of the year.

In sum, Cash Generation per Diluted Share is calculated as:

•	The sum of:

•	End of year consolidated unrestricted cash balance;

•	Less end of the prior year consolidated unrestricted cash balance;

•

Less net proceeds (or plus net repayments) from all recourse debt (inclusive of convertible debt, recourse credit facilities, and other recourse debt instruments) during the year, as presented on the consolidated statement of cash flows;

•

Less any primary equity issuances or net proceeds derived from employee stock award activities (or plus any stock buybacks or dividends paid to common stockholders) during the year, as presented on the consolidated statement of cash flows;

•

Plus equity investments in non-consolidated external businesses (or less dividends or distributions received in connection with such equity investments), as presented on the consolidated statement of cash flows; and

•	Less net proceeds from long-term asset or business divestitures, as presented on the consolidated statement of cash flows.

•	Divided by the Company’s diluted share count at the end of the year.

Stock Price Attainment Performance Condition

The second performance-based vesting condition is based on Stock Price Attainment. Three performance goals were established with a pre-defined number of PSUs eligible to vest at each goal (provided the threshold Cash Generation goal is also met), including: threshold (50%), target (100%), or maximum (200%) attainment based on a stock price of $45.00, $60.00, and $100.00 at the end of the Performance Period, respectively, with results in between each level determined by linear interpolation as shown below:

	Stock Price	Payout
Threshold	$45.00	50%
Target	$60.00	100%
Maximum	$100.00	200%

The Company will calculate Stock Price Attainment by using the average closing price of the Company’s common stock on the primary market on which it is traded for the last 50 trading days in 2026.

The number of PSUs that become Earned PSUs following certification by the Committee will be determined by taking the target number of PSUs and multiplying by the results of both the Cash Generation Achievement percentage and the Stock Price Attainment percentage as set forth in the formula below:

Target Number of PSUs	X	% of Cash Generation Achievement (Subject to threshold achievement)	X	% of Stock Price Attainment (Subject to threshold achievement)	=	Number of Earned PSUs (Cannot exceed 300% of the Target number of PSUs)

No payment shall be made in respect of the PSUs if either Cash Generation per Diluted Share does not meet the threshold requirement of $2.00 or Stock Price Attainment does not meet the threshold requirement of $45.00. Regardless of the level of Cash Generation Achievement and Stock Price Attainment, no Stockholder Vision Alignment PSUs shall be achieved at a level greater than 300% of the target number of PSUs.

Illustrative payout scenarios are displayed below:

Example Payout Scenarios (as a percentage of the Target Number of PSUs)	Cash Generation Achievement Less than Threshold (Less than $2.00)	Cash Generation Achievement at Threshold – 50% ($2.00)	Cash Generation Achievement at Target – 100% ($3.50)	Cash Generation Achievement at Maximum – 200% ($6.50)
Stock Price Attainment Less than Threshold (Less than $45)	0%	0%	0%	0%
Stock Price Attainment at Threshold – 50% ($45)	0%	25%	50%	100%
Stock Price Attainment at Target – 100% ($60)	0%	50%	100%	200%
Stock Price Attainment at Maximum – 200% ($100)	0%	100%	200%	300%

Additional Time-Based Vesting Condition

In addition to performance-based vesting conditions, Stockholder Vision Alignment PSUs are also subject to a time-based vesting condition that must be satisfied for any of the Earned PSUs to vest. Once the Committee certifies the number of Earned PSUs following the Performance Period, 50% of the Earned PSUs shall vest on the 6th of the month following certification by the Committee in 2027 (the “Initial Vesting Date”), and the remaining 50% of the Earned PSUs shall vest on the first anniversary of the Initial Vesting Date, with all vesting events conditioned upon the Participant remaining in continuous service to the Company on each vesting date. If the Committee does not certify achievement at the threshold, target, or maximum level of Cash Generation Achievement or Stock Price Attainment, the PSUs shall be forfeited in their entirety.

In addition to the vesting conditions set forth above, vesting is also subject to the Participant being in full compliance with the Company’s Code of Business Conduct and other Company compliance policies, including a clawback policy, and the NEO agreements with the Company (including, but not limited to, confidentiality obligations and any applicable restrictive covenants) at the time of any vesting event. Failure to satisfy these conditions will result in the Earned PSUs being forfeited.

Target Award Amounts

In determining the target value of each Participant’s PSUs, the Committee considered the significant cash generation and stock appreciation that would need to be achieved for the Participants to vest in their PSUs, and the fact that more than 50% of each Participant’s equity incentive awards in the aggregate for fiscal year 2023 would be performance-based and at-risk.

The target number of PSUs for each Participant is below:

PSU Recipient	Target Number of PSUs
Mary Powell	472,508
Danny Abajian	214,776
Paul Dickson	214,776
Jeanna Steele	128,865

Each PSU represents the right to receive one share of the Company’s common stock upon the achievement of vesting conditions. The PSUs were granted under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”).

Treatment Upon Change of Control and/or Involuntary Termination

The PSUs contain Change in Control (as defined in the 2015 Plan) severance provisions to encourage executive retention and maintain the stability of the Company’s business during a Change in Control, preserve morale and productivity, and promote the focused service of NEOs during a potentially uncertain time.

The PSUs contain non-Change in Control severance provisions that apply in the event of an involuntary termination outside of a Change in Control period to encourage the Company’s NEOs to remain employed with the Company and drive performance. In a non-Change in Control severance, Participants shall only be able to vest in any PSUs if the Qualifying Termination (as defined below) occurs after the end of the Performance Period and if both Cash Generation Achievement and Stock Price Attainment were met at threshold levels or higher during the Performance Period.

The PSUs also contain specific provisions in the event of a Change in Control that is not coupled with a termination of a Participant’s service.

The Change in Control and severance provisions in the PSUs supersede any applicable provisions in the 2015 Plan or the Company’s Key Employee Change in Control and Severance Plan (the “Severance Plan”).

A departing Participant must sign a separation and release agreement acceptable to the Company as a condition to receiving post-employment compensation payments or benefits, including any vesting acceleration for PSUs.

Termination in Connection with a Change in Control

If a Participant is involuntarily terminated by the Company for any reason other than cause (which would not include a termination due to death or disability) or the Participant resigns for good reason, as defined in the Severance Plan (collectively, a “Qualifying Termination”), prior to the completion of the Performance Period but during a period that is three months prior to or 12 months following a Change in Control (said period prior to or following a Change in Control, a “Change in Control Period”), the time-based vesting condition shall be waived and the PSUs shall accelerate and vest as follows: (a) Cash Generation Achievement shall be deemed achieved at the Target level and (b) Stock Price Attainment shall be (i) the common stock share price received by the Company’s stockholders in the Change in Control or (ii) if the Company’s stockholders do not receive any consideration for their common stock in connection with the Change in Control, the closing price of the Company’s common stock on the primary market on which it is traded on the effective date of the Change in Control (the “CIC Stock Price”).

If during a Change in Control Period a Participant incurs a Qualifying Termination following the completion of the Performance Period, the service-based vesting condition shall be waived and the PSUs shall accelerate and vest based on actual Cash Generation Achievement and Stock Price Attainment calculated at the end of the Performance Period.

Termination Not in Connection with a Change in Control

No PSUs shall vest if a Participant incurs a termination for any reason prior to the completion of the Performance Period and outside of a Change in Control Period.

If a Participant incurs a Qualifying Termination following the completion of the Performance Period but outside of a Change in Control Period, the service-based condition shall be waived, and the number of PSUs that vest upon the Qualifying Termination shall equal 50% of the difference of A minus B where A is the number of PSUs that would have become Earned PSUs based on actual Cash Generation Achievement and Stock Price Attainment at the end of the Performance Period and B is the number of PSUs that already vested in full as of the date of the Qualifying Termination, if any.

Change in Control without Termination

If a Change in Control occurs and a Participant does not incur a Qualifying Termination during a Change in Control Period, the treatment of the PSUs will depend on the treatment of the awards in connection with the Change in Control and when the Change in Control takes place.

If the PSUs are not assumed, continued, or substituted in connection with the Change in Control and the Change in Control occurs during the Performance Period, the time-based vesting condition shall be waived and a number of PSUs shall vest in connection with the Change in Control based on Cash Generation Achievement being deemed at the Target level and the Stock Price Attainment being achieved based on the CIC Stock Price.

If the PSUs are not assumed, continued, or substituted in connection with the Change in Control and the Change in Control occurs following the Performance Period, the time-based vesting condition shall be waived and a number of PSUs shall vest in connection with the Change in Control based on actual Cash Generation Achievement and Stock Price Attainment calculated at the end of the Performance Period (disregarding any PSUs that had actually vested in full as of the effective date of the Change in Control).

If the PSUs are assumed, continued, or substituted in connection with the Change in Control and the Change in Control occurs during the Performance Period, Cash Generation Achievement shall be deemed achieved at the Target level and Stock Price Attainment shall be deemed achieved based on the CIC Stock Price. Any PSUs that have not fully vested as of the Change in Control shall convert to time-based restricted stock units with 50% vesting on the date of the Change in Control and any additional awards vesting on the first anniversary of the Change in Control.

If the PSUs are assumed, continued, or substituted in connection with the Change in Control and the Change in Control occurs after the end of the Performance Period, Cash Generation Achievement and the Stock Price Attainment shall be calculated at the end of the Performance Period. Any PSUs that have not fully vested as of the Change in Control shall convert to time-based restricted stock units with 50% vesting on the date of the Change in Control and any remaining awards vesting on the first anniversary of the Change in Control.

The foregoing description of the Stockholder Vision Alignment PSUs is qualified in its entirety by the terms of the 2015 Plan and the applicable PSU Agreement.

The information set forth in Item 8.01 of this Current Report is incorporated by reference herein.

Item 8.01 Other Events.

The Compensation Committee’s 2024 Compensation Philosophy

In response to stockholder feedback, for 2024 the Company’s annual executive equity awards will have an increased mix of performance-based equity awards, with these awards anticipated to make up approximately 55% of the ongoing annual equity grants to the Company’s NEOs for 2024. Additionally, the Committee has determined that such performance equity awards will include multi-year performance metrics based on stockholder feedback, such as metrics that incentivize stockholder value creation, stock price appreciation, and cash generation. The compensation structure will also avoid overlapping metrics among the performance-based equity awards and cash bonus plan and annual performance metrics in the performance-based equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele
Chief Legal Officer and Chief People Officer

Date: August 30, 2023